UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2011
SANTARUS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-50651	33-0734433
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
3721 Valley Centre Drive, Suite 400, San Diego, California 92130
(Address of Principal Executive Offices) (Zip Code)
(858) 314-5700

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
     The 2011 annual meeting of stockholders of Santarus, Inc. (the “Company”) was held on June 15, 2011. Set forth below is a brief description of each matter voted on at the meeting and the final voting results.
     Proposal 1. The election of two members of the Company’s board of directors for terms expiring at the 2014 annual meeting of stockholders. In accordance with the results below, each nominee was elected to serve as a director.

	Votes For	Votes Withheld	Broker Non-Votes
Michael E. Herman	31,246,002	796,802	21,006,676
Kent Snyder	31,269,734	773,070	21,006,676
     Proposal 2. The approval, on an advisory basis, of the compensation of Santarus’ named executive officers. In accordance with the results below, the stockholders approved, on an advisory basis, the compensation of the named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
31,169,804	782,880	90,119	21,006,677
     Proposal 3. The recommendation, on an advisory basis, of the frequency of a stockholder vote regarding the compensation of Santarus’ named executive officers. In accordance with the results below, the stockholders recommended, on an advisory basis, a frequency of three years.

For One Year	For Two Years	For Three Years	Abstentions	Broker Non-Votes
14,165,846	126,661	17,671,672	78,624	21,006,677
     Proposal 4. The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. In accordance with the results below, the selection of Ernst & Young LLP was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
52,789,043	222,033	38,404	0
***

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTARUS, INC.
Date: June 17, 2011	By:	/s/ Gerald T. Proehl
		Name:	Gerald T. Proehl
		Title:	President and Chief Executive Officer